                                  SCHEDULE 14A
                                 (RULE 14-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

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      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12
                        COMMERCE ONE, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)
      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement,
                           if other than the Registrant)

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                               PRELIMINARY PROXY

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
              TO BE HELD ON WEDNESDAY, MAY 31, 2000 AT 11:00 A.M.

TO OUR STOCKHOLDERS:

    Notice is hereby given that the annual meeting of stockholders of Commerce One, Inc., ("Commerce One" or the "Company") will be held at the Carr America Conference Center, Tassajara Conference Room, 4400 Rosewood Avenue, Pleasanton, CA 94588 on Wednesday, May 31, 2000 at 11:00 a.m. local time for the following purposes:

1. To elect three Class I directors of Commerce One, to serve a term of three years and hold office until their respective successors have been elected and qualified or until their earlier resignation or removal. Commerce One's board of directors intends to present the following nominees for election as directors:

                             Thomas J. Gonzales, II

                               Robert M. Kimmitt

                                Jay M. Tenenbaum

2. To amend the Company's 1997 Incentive Stock Option Plan to increase the number of shares of common stock available for issuance thereunder by 3,500,000 shares to an aggregate of 34,371,926 shares;

3. To amend the Company's 1999 Employee Stock Purchase Plan to: (a) increase the number of shares of common stock available for issuance thereunder by 3,700,000 shares to an aggregate of 9,346,924 shares; and (b) to increase the amount of the annual increase, effective January 1, 2001, in the number of shares available for grant thereunder to the least of (i) 5,000,000 shares, (ii) 3% of the outstanding shares of Common Stock of Commerce One, or (iii) a number of shares determined by Commerce One's board of directors;

4.  To amend the Company's Amended and Restated Certificate of Incorporation to:
    (a) increase the authorized number of shares of common stock by 700 million shares to an aggregate of 950 million shares; and (b) increase the authorized number of shares of preferred stock by 40 million shares to an aggregate of 50 million shares;

5. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and

6. To transact any other business that may properly come before the annual meeting or any adjournment or postponements thereof.

    These proposals are discussed in more detail in the attached proxy statement. Please read the attached proxy statement carefully. Only stockholders of record at the close of business on April 7, 2000, the record date, are entitled to notice of and to vote at the meeting or any adjournment of the meeting.

                                          By Order of the Board of Directors
                                          /s/ Mark B. Hoffman
                                          Mark B. Hoffman
                                          CHAIRMAN OF THE BOARD AND CHIEF
                                          EXECUTIVE OFFICER

Pleasanton, California
April 28, 2000

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE.

                               COMMERCE ONE, INC.
                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

GENERAL

    The accompanying proxy is solicited by the Board of Directors of Commerce One, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held on May 31, 2000, at 11:00 a.m. local time, or at any adjournment or postponement thereof. The meeting will be held at the Carr America Conference Center, Tassajara Conference Room, 4400 Rosewood Avenue, Pleasanton, CA 94588. Commerce One's telephone number at that address is (925) 520-6000. At the meeting, only stockholders of record at the close of business on April 7, 2000 will be entitled to vote. On that date, Commerce One's outstanding capital stock consisted of 155,118,220 shares of common stock, held by approximately 920 stockholders, which does not include additional beneficial holders. At the meeting, the stockholders will be asked:

1. To elect three Class I directors of Commerce One, to serve a term of three years and hold office until their respective successors have been elected and qualified or until their earlier resignation or removal. Commerce One's board of directors intends to present the following nominees for election as directors:

                             Thomas J. Gonzales, II

                               Robert M. Kimmitt

                                Jay M. Tenenbaum

2. To amend the Company's 1997 Incentive Stock Option Plan to increase the number of shares available for issuance thereunder by 3,500,000 shares to an aggregate of 34,371,926 shares;

3. To amend the Company's 1999 Employee Stock Purchase Plan to: (a) increase the number of shares of common stock available for issuance thereunder by 3,700,000 shares to an aggregate of 34,371,926 shares; and (b) to increase the amount of the annual increase, effective January 1, 2001, in the number of shares available for grant thereunder to the least of (i) 5,000,000 shares, (ii) 3% of the outstanding shares of Common Stock of Commerce One, or (iii) a number of shares determined by Commerce One's board of directors;

4.  To amend the Company's Amended and Restated Certificate of Incorporation to:
    (a) increase the authorized number of shares of common stock by 700 million shares to an aggregate of 950 million shares, and (b) increase the authorized number of shares of preferred stock by 40 million shares to an aggregate of 50 million shares;

5. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and

6. To transact any other business that may properly come before the annual meeting or any adjournment or postponements thereof.

    This proxy statement and form of proxy were first sent or given to stockholders entitled to vote at the annual meeting on or about April 28, 2000, together with Commerce One's 1999 annual report to stockholders.

VOTE AND QUORUM REQUIRED

    Holders of Commerce One common stock are entitled to one vote for each share held as of the record date. The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted generally at the annual meeting is necessary to constitute a quorum at the annual meeting.

    ELECTION OF DIRECTORS

    Holders of all outstanding shares of Commerce One common stock, voting together as a single class, have the right to elect all of the Class I directors to the board of directors. Directors will be elected by a plurality of the votes of the shares of Commerce One common stock present in person or represented by proxy at the meeting. A majority in total voting power of the shares of Commerce One common stock represented in person or by proxy at the meeting will constitute a quorum for the purposes of electing the directors.

    ALL OTHER PROPOSALS

    Approval or ratification of each of the other proposals scheduled to be voted on by the stockholders requires the affirmative vote of a majority of the total voting power of the shares of Commerce One common stock represented in person or by proxy at the meeting and entitled to vote on the proposal, voting together as a single class.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

    On the record date, directors, executive officers and affiliates of Commerce One as a group beneficially owned 33,702,920 shares of Commerce One common stock. Such shares constituted approximately 21.7% of all of the outstanding Commerce One common stock and approximately 21.7% of the voting power of Commerce One common stock, as of the record date.

STOCK SPLITS

    The Company effected a three-for-one stock split on December 23, 1999 and a two-for-one stock split on April 19, 2000. All of the information presented herein is on a post-split basis, except where specifically indicated otherwise.

ABSTENTIONS; BROKER NON-VOTES

    For all proposals, abstentions will be included in determining the number of shares present and voting at the meeting and will have the same effect as a vote for the proposal. In the event that a broker, bank, custodian, nominee or other record holder of Commerce One common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, which is called a broker non-vote, those shares will not be considered for purposes of determining the number of shares entitled to vote with respect to a particular proposal on which the broker has expressly not voted, but will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

EXPENSES OF PROXY SOLICITATION

    Commerce One will pay the expenses of soliciting proxies to be voted at the meeting. Following the original mailing of the proxies and other soliciting materials, Commerce One and its agents may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, Commerce One will request brokers, custodians, nominees and other record holders of Commerce One common stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Commerce One common stock and to request authority for the exercise of proxies. In such cases, Commerce One upon the request of the record holders will reimburse such holders for their reasonable expenses.

VOTING OF PROXIES; REVOCABILITY OF PROXIES

    The proxy accompanying this proxy statement is solicited on behalf of the Commerce One board of directors for use at the meeting. Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope. Voting may also be accomplished electronically or by telephone, as described below. All properly signed proxies that Commerce One receives prior to the vote at the meeting and that are not revoked will be voted at the meeting according to the instructions indicated on the proxies or, if no direction is indicated, the shares will be voted in favor of the proposals. You may revoke your proxy at any time before it is exercised at the meeting by taking any of the following actions:

    - delivering to the secretary of Commerce One, by any means, including facsimile, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

    - if voting electronically or by telephone, voting again by use of the same procedures, as described below;

    - signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the meeting; or

    - attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

    Commerce One's board of directors does not know of any matter that is not referred to herein to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

VOTING ELECTRONICALLY OR BY TELEPHONE

    Instead of submitting your vote by mail on the enclosed proxy card, you can vote electronically by submitting your proxy through the Internet or by telephone. PLEASE NOTE THAT THERE ARE SEPARATE ARRANGEMENTS FOR USING THE INTERNET AND TELEPHONE DEPENDING ON WHETHER YOUR SHARES ARE REGISTERED IN THE COMPANY'S STOCK RECORDS IN YOUR NAME OR IN THE NAME OF A BROKERAGE FIRM OR BANK.

    The Internet and telephone voting procedures are designed to authenticate your identity as a Commerce One stockholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Commerce One has been advised by counsel that the procedures that have been put in place are consistent with the requirements of applicable law. Stockholders voting by means of the Internet through Boston EquiServe, the Company's transfer agent, should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that may be borne by each individual stockholder.

SHARES REGISTERED DIRECTLY IN THE NAME OF THE STOCKHOLDER

    Stockholders with shares registered directly in their name in Commerce One's stock records maintained by Boston EquiServe, may vote their shares:

    - by submitting their proxy through the Internet at the following address on the World Wide Web: http://www.eproxyvote.com/cmrc;

    - by making a toll-free telephone call from the United States and Canada to Boston EquiServe at 1-877-779-8683 or outside the United States and Canada at 1-201-536-8073; or

    - by mailing their signed proxy card. Specific instructions to be followed by registered stockholders are set forth on the enclosed proxy card. Proxies submitted through the Internet or by telephone through Boston EquiServe as described above must be received by midnight E.S.T. on May 30, 2000.

SHARES REGISTERED IN THE NAME OF A BROKERAGE FIRM OR BANK

    A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. That program is different from the program provided by Boston EquiServe for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP Program, you may vote those shares by calling the telephone number which appears on your voting form or through the Internet in accordance with instructions set forth on the voting form. If you have any questions regarding the proposals or how to execute your vote, please contact our proxy solicitor, Beacon Hill Partners, at 1-800-357-8212.

REVOCATION OF PROXIES SUBMITTED ELECTRONICALLY OR BY TELEPHONE

    To revoke a proxy previously submitted electronically through the Internet or by telephone, you may simply vote again at a later date, but prior to midnight E.S.T. on May 30, 2000, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of Commerce One's stockholders that are intended to be presented by such stockholders at Commerce One's 2001 annual meeting of stockholders must be received by Commerce One at its corporate offices, no later than January 12, 2001 in order to be considered for possible inclusion in the proxy statement and form of proxy relating to the 2001 annual meeting. If a stockholder intends to submit a proposal at the 2001 annual meeting of stockholders which is not submitted in time to be eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to Commerce One not less than 60 days nor more than 90 days prior to the meeting in accordance with the requirements set forth in the Securities Exchange Act of 1934 and Commerce One's bylaws. If a stockholder fails to comply with the foregoing notice provisions, the proposal may not be brought before the meeting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

DIRECTORS

    The board of directors is currently comprised of 11 members, divided into three classes with overlapping three-year terms. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three nominees named below, all of whom are currently directors of Commerce One. In the event that any nominee of Commerce One is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until his successor has been duly elected and qualified or until his earlier death, resignation or removal. It is not expected that any nominee will be unable or will decline to serve as a director.

NOMINEES FOR CLASS I DIRECTORS

    Three Class I directors are to be elected at the annual meeting for a three-year term ending in 2003. The board of directors has nominated THOMAS J. GONZALES, II, ROBERT M. KIMMITT, and JAY M. TENENBAUM for election as Class I directors. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the election of Messrs. Gonzales, Kimmitt and Tenenbaum. Commerce One expects that all such persons will accept such nomination. In the event that either any nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for a substitute nominee or nominees designated by the present board of directors. The term of office of the persons elected as directors will continue until such director's term expires in 2003 or until such director's successor has been elected and qualified.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

VOTE REQUIRED

    The nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

INFORMATION REGARDING NOMINEES AND OTHER DIRECTORS

    Set forth below is certain information as of the record date regarding the nominees for Class I directors and each other director of Commerce One whose term of office continues after the annual meeting.

           NOMINEES FOR CLASS I DIRECTORS FOR A TERM EXPIRING IN 2003

NAME                            AGE                              POSITION
----                          --------   --------------------------------------------------------
Thomas J. Gonzales, II......     33      Director, Senior Vice President and Chief Technology
                                         Officer
Robert M. Kimmitt...........     52      Vice Chairman of the Board and President
Jay M. Tenenbaum............     56      Director, Senior Vice President and Chief Scientist

    THOMAS J. GONZALES, II co-founded Commerce One in January 1994. In February 2000, he was promoted to Senior Vice President and Chief Technology Officer. He served as Vice President and Chief Technology Officer from September 1996 through January 2000. He has also been a member of the Board of Directors since April 1998. From January 1994 to September 1996, Mr. Gonzales served as President and Chairman of the Board of Directors of Commerce One. Mr. Gonzales attended the University of California, Berkeley.

    ROBERT M. KIMMITT joined Commerce One in December 1999 as a member of the board of directors and in February 2000 he became Vice Chairman of the Board and Chief Operating Officer. In March 2000, he was promoted to President while remaining Vice Chairman of the Board. Prior to joining Commerce One,
Mr. Kimmitt was a partner in the law firm of Wilmer, Cutler & Pickering from 1997 to 2000. He was Managing Director of Lehman Brothers Inc. from 1993 to 1997. Prior to joining Lehman Brothers, he was the American Ambassador to Germany from 1991 to 1993. He also served as Under Secretary of State for Political Affairs from 1989 to 1991. Mr. Kimmitt currently serves on the boards of Allianz Life Insurance Co. of North America, Mannesmann AG, Siemens AG and United Defense Industries, Inc. He received a B.S. degree in Engineering from the U.S. Military Academy at West Point and a J.D. degree from Georgetown University.

    JAY M. TENENBAUM joined Commerce One as Chief Scientist and a member of the board of directors in January 1999. In February 2000, he became Senior Vice President and Chief Scientist. Prior to joining Commerce One, Dr. Tenenbaum was the Chairman of the board of directors and Chief Scientist of VEO Systems, Inc. from January 1998 to January 1999. Prior to joining VEO Systems, Inc.,
Dr. Tenenbaum formed CommerceNet, an industry association for Internet commerce, where he served as Chairman of the Board of Directors and Chief Executive Officer from May 1996 to January 1998. Prior to founding CommerceNet,
Dr. Tenenbaum served as Vice President of Strategic Technology for
VeriFone, Inc. from November 1995 to May 1996. In February 1991, Dr. Tenenbaum founded E.I.T., a company that engages in security and payment solutions for the Internet, where he served as Chairman of the Board of Directors and Chief Executive Officer, until November 1995. He holds B.S. and M.S. degrees in Electrical Engineering from the Massachusetts Institute of Technology and a Ph.D. in Electrical Engineering and Computer Science from Stanford University.

            INCUMBENT CLASS II DIRECTORS WHOSE TERM EXPIRES IN 2001

NAME                                                            AGE      POSITION
----                                                          --------   --------
Kenneth C. Gardner..........................................     49      Director
William J. Harding..........................................     52      Director
David H. J. Furniss.........................................     41      Director
Noriyoshi Osumi.............................................     47      Director

    KENNETH C. GARDNER has served as a member of the board of directors of Commerce One since September 1996. Since June 1995, Mr. Gardner has been President and Chief Executive Officer of Sagent Technology, Inc. Prior to his tenure at Sagent, Mr. Gardner served as Vice President of Products at Borland International from April 1994 to June 1995. He is on the board of directors of Data Sage and

ObjectSwitch Corporation. Mr. Gardner received a B.S. degree in Finance from the University of Louisville.

    WILLIAM J. HARDING has served as a member of the board of directors of Commerce One since December 1996 and as a member of Commerce One's audit committee since April 1999. Since 1994, Dr. Harding has been a General Partner of Morgan Stanley Dean Witter Venture Partners. Prior to joining Morgan Stanley Dean Witter, Dr. Harding was a General Partner of J.H. Whitney & Co. from 1985 to 1993. Dr. Harding currently serves on the board of Duet Technologies, Blaze Software, Persistence Software, Interwave Communications, Inter Nap Network Services, Respond.com, The Industry Standard Corp., Form Factor, Inc., and SendMail, Inc. Dr. Harding received a B.S. degree in Engineering Mathematics and an M.S. degree in Systems Engineering from the University of Arizona and a Ph.D. degree in Engineering from Arizona State University.

    DAVID H. J. FURNISS has served as a member of the board of directors of Commerce One since November 1999. Since October 1999, Mr. Furniss has been General Manager, Electronic Business of British Telecommunications plc. From 1997 to 1999, he was the Sales and Marketing Director at Demon Internet, a leading consumer and business-to-business ISP. Prior to his position at Demon Internet, Mr. Furniss worked in senior sales and marketing roles with Compaq. Mr. Furniss received a B.S. degree in Business Studies from Leeds Metropolitan University.

    NORIYOSHI OSUMI has served as a member of the board of directors since
July 1999. In 1980, Dr. Osumi joined NTT Basic Research Labs as a research scientist. He has been Vice President of NTT America, Inc. since July 1998. Prior to this appointment he was Senior Research Manager from April 1988 to July 1998. From 1985 to 1986, Dr. Osumi was a visiting scholar at the University of California, Berkeley. In 1977 and in 1980, respectively, Dr. Osumi received Masters and PH.D degrees in Electronic Engineering from the Tokyo Institute of Technology, and in 1992, he obtained an M.B.A. degree from Cornell University.

            INCUMBENT CLASS III DIRECTORS WHOSE TERM EXPIRES IN 2002

NAME                            AGE                              POSITION
----                          --------   --------------------------------------------------------
Mark B. Hoffman.............     53      Chairman of the Board and Chief Executive Officer
John V. Balen...............     39      Director
William B. Elmore...........     46      Director
Jeffrey T. Webber...........     47      Director

    MARK B. HOFFMAN has served as President, Chief Executive Officer and Chairman of the Board of Directors of Commerce One since December 1996. In
March 2000, he became Chairman of the Board and Chief Executive Officer. Prior to joining Commerce One, Mr. Hoffman served as Chief Executive Officer and President of Sybase, Inc., a company which he co-founded in 1984. Mr. Hoffman currently serves on the board of directors and compensation committee of Intraware, Inc. He also serves on the boards of The Fantastic Corp., Pacific Research Institute, Quong Hop and Strata Biosciences. Mr. Hoffman earned a B.S. degree in Engineering from the U.S. Military Academy at West Point and an M.B.A. degree from the University of Arizona.

    JOHN V. BALEN has served as a member of the board of directors of Commerce One since December 1996 and as a member of Commerce One's compensation committee since April 1999. Mr. Balen joined Canaan Partners, a national venture capital investment firm, in September 1995, where he is currently a general partner. From June 1985 to June 1995, Mr. Balen served as a Managing Director of Horsley Bridge Partners, a private equity investment management firm. Mr. Balen currently serves on the board of directors and compensation audit committees of E-Stamp Corporation and Intraware, Inc. He also serves on the board of directors of Command Audio, Echo Pass, Everdream, Gazooba, Mslide, Restaurantpro.com and Voice Web. Mr. Balen has a B.S. degree in Electrical Engineering and an M.B.A. degree from Cornell University.

    WILLIAM B. ELMORE has served as a member of the board of directors of Commerce One since October 1997 and as a member of Commerce One's audit committee since April 1999. Since December 1995, Mr. Elmore has been a Manager of Foundation Capital Management, L.L.C., the general partner of Foundation Capital, L.L.P., a venture capital firm focused on early-stage information technology companies. From 1987 to 1995, he was a General Partner of Inman & Bowman, a venture capital firm. Mr. Elmore serves on the boards of directors of Onyx Software, Wind River Systems, Inc., Shoreline Teleworks, SuccessFactor.com, Dejacube, Wherenet, eALITY and T-Span Systems. Mr. Elmore received a B.S. degree and an M.S. degree in Electrical Engineering from Purdue University and an M.B.A. degree from Stanford University.

    JEFFREY T. WEBBER has served as a member of the board of directors and compensation committee of Commerce One since 1995. Mr. Webber co-founded R.B. Webber & Company, a company which provides strategic planning consulting services to high technology companies, where he has served as President since 1991. He also serves as a General Partner of The Entrepreneurs' Fund, an early stage venture capital fund, which position he has held since 1997. Mr. Webber also serves on the board of directors of Sagent Technology, Inc., Persistence Software, Avantgo, eGlyphs, gForce Systems, NetAcumen, Spear Technologies and enCommerce. Mr. Webber holds a B.A. degree from Yale University.

CLASSIFIED BOARD

    Commerce One's Amended and Restated Certificate of Incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of Commerce One's board of directors will be elected each year. At the Company's initial public offering in July 1999, to implement the classified structure, two of the nominees to the board were elected to one-year terms, two were elected to two-year terms and three were elected to three-year terms. Thereafter, directors will be elected for three-year terms. Messrs. Gonzales, Kimmitt and Tenenbaum had been designated Class I directors whose terms expire at the 2000 annual meeting of stockholders. Mr. Asim Abdullah previously a Class I director resigned from the board of directors effective on January 31, 2000.
Messrs. Gardner, Harding, Furniss and Osumi were designated Class II directors whose terms expire at the 2001 annual meeting of stockholders. Messrs. Balen, Elmore, Hoffman and Webber were designated Class III directors whose terms expire at the 2002 annual meeting of stockholders.

    Executive officers are appointed by the board of directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors, officers or key employees.

BOARD MEETINGS AND COMMITTEES

    The board of directors of Commerce One held a total of twelve (12) meetings during the year ended December 31, 1999, which is Commerce One's last fiscal year. With the exception of Messrs. Elmore, Gonzales and Gardner, all incumbent directors who served as a director during the last fiscal year attended no less than 75% of the aggregate of all meetings of the board of directors and any committees of the board on which he served, if any, during the last fiscal year. Mr. Elmore attended eight of the twelve meetings held during the last fiscal year. Messrs. Gonzales and Gardner attended seven of the twelve meetings held during the last fiscal year. The board of directors has an audit committee and a compensation committee, but does not have a nominating committee or a committee performing the functions of a nominating committee.

BOARD COMMITTEES

    Commerce One established an audit committee in April 1999 and a compensation committee in October 1996. Commerce One's audit committee consists of Messrs. Elmore and Harding. The audit committee reviews our internal accounting procedures and consults with and reviews the services provided our independent accountants. The audit committee held no meetings in fiscal 1999. Commerce One's compensation committee currently consists of Messrs. Balen and Webber. The compensation committee reviews and recommends to the board of directors the compensation and benefits of our employees. The compensation committee held twelve (12) meetings in fiscal 1999 and both Messrs. Balen and Webber attended all of the meetings.

DIRECTOR COMPENSATION

    Directors do not currently receive any cash compensation from Commerce One for their service as members of the board of directors, except for the reimbursement of certain expenses in connection with attendance at board and committee meetings. Under the Company's 1999 Director Stock Option Plan, non-employee directors are eligible to receive an automatic grant of 90,000 shares of common stock on the date on which such person becomes an outside director. In addition, the non-employee director shall automatically be granted an additional option to purchase 45,000 shares each year on the date of our annual stockholders meeting, if on such date he or she shall have served on the board for at least six months. Each option shall have a term of ten years, and shall be fully vested and exercisable as of the date of grant. The exercise price of all options shall be 100% of the fair market value per share of the common stock, generally determined with reference to the closing price of the common stock as reported on the Nasdaq National Market on the date of grant.

    Options granted under the plan must be exercised within three months of the end of the optionee's tenure as a director, or within twelve months after such director's termination by death or disability, but not later than the expiration of the option's ten year term.

    During 1995, the board granted options to purchase an aggregate of 450,000 shares to Mr. Webber at an exercise price per share of $0.02335. During 1996, the board granted options to purchase an aggregate of 225,000 and 2,889,378 shares to Messrs. Gardner and Hoffman, respectively, at an exercise price per share of $0.03335 and $0.0307, respectively. During 1998, the board granted options to purchase an aggregate of 90,000 shares to Mr. Hoffman at an exercise price per share of $0.23335. In 1999, the board granted options to purchase an aggregate of 90,000 each to Messrs. Hoffman, Gardner, Kimmitt and Webber at exercise prices of $0.6667 for Mr. Hoffman, $67.5415 for Mr. Kimmitt and $3.50 for Messrs. Gardner and Webber.

                                 PROPOSAL NO. 2
           APPROVAL OF AMENDMENT TO 1997 INCENTIVE STOCK OPTION PLAN

    Commerce One's board of directors and stockholders have previously adopted and approved its 1997 Incentive Stock Option Plan. A total of 30,871,926 shares of common stock are presently reserved for issuance under the stock option plan. On March 31, 2000, the board of directors approved an amendment to the stock option plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 3,500,000 shares, bringing the total number of shares issuable under the stock option plan to 34,371,926. At the annual meeting, the stockholders are being asked to approve this same amendment to the stock option plan.

    With respect to the amendment to the stock option plan, Commerce One believes that grants of stock options motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of Commerce One. At present, all newly hired full-time employees are granted options. Commerce One believes that this policy will continue to be of great value in recruiting and retaining highly qualified technical and other key personnel. The board of directors believes that the ability to grant options will be important to the future success of Commerce One by allowing it to remain competitive in attracting and retaining such key personnel. As of February 29, 2000, 5,661,578 shares were available for future grant under the stock option plan.

    In September 1999, the board of directors adopted and approved the 1999 Nonstatutory Stock Option Plan. A total of 3,000,000 shares of common stock were originally reserved for issuance under the 1999 Nonstatutory Stock Option Plan. On March 31, 2000, the board of directors approved an amendment to the 1999 Nonstatutory Stock Option Plan to increase the shares reserved for issuance thereunder by 8,500,000 to 11,500,000. As of February 29, 2000, options to purchase 2,921,548 shares of common stock had been issued under the 1999 Nonstatutory Stock Option Plan, and 82,780 shares were available for future grant under the plan.

VOTE REQUIRED

    The approval of the amendment to increase the number of shares available for issuance requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the proposal at the annual meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE 1997 INCENTIVE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES FOR ISSUANCE THEREUNDER.

DESCRIPTION OF STOCK OPTION PLAN

    The essential terms of the stock option plan, as proposed to be amended, are as follows:

    PURPOSE

    The purpose of the stock option plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company's business. The stock option plan will continue in effect for a term of ten years until November 2007 unless terminated earlier pursuant to the terms of the stock option plan.

    STOCK SUBJECT TO THE STOCK OPTION PLAN

    The maximum aggregate number of shares of common stock that may be granted under the stock option plan is 23,371,926 shares, plus an annual increase to be added on the first day of the fiscal year beginning in 2000 equal to the least of (i) 7,500,000 shares, (ii) 5% of the outstanding shares on such date or
(iii) an amount determined by the board. The shares may be authorized, but unissued, or reacquired common stock. If an option or stock purchase right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program, the unexercised shares that were subject thereto will become available for future grant or sale under the stock option plan.

    ADMINISTRATION

    The stock option plan is administered by the administrator, which can be either the board of directors of Commerce One and/or the compensation committee of the board of directors. Subject to the provisions of the stock option plan, the administrator has the authority, in its discretion: (i) to determine the fair market value of the common stock of Commerce One; (ii) to select the employees, directors or consultants to whom options and stock purchase rights may be granted under the stock option plan; (iii) to determine the number of shares of common stock to be covered by each option and stock purchase right granted under the stock option plan; (iv) to approve forms of agreement for use under the stock option plan; (v) to determine the terms and conditions of any option or stock purchase right granted under the stock option plan such as the exercise price, the time or times when options or stock purchase rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions; (vi) to reduce the exercise price of any option or stock purchase right to the then current fair market value; (vii) to institute an option exchange program; (viii) to construe and interpret the terms of the stock option plan and awards granted pursuant to the stock option plan;
(ix) to prescribe, amend and rescind rules and regulations relating to the stock option plan; (x) to modify or amend each option or stock purchase right;
(xi) to allow optionees to satisfy withholding tax obligations by electing to have Commerce One withhold from the shares to be issued upon exercise of an option or stock purchase right that number of shares having a fair market value equal to the amount required to be withheld; (xii) to authorize any person to execute on behalf of Commerce One any instrument required to effect the grant of an option or stock purchase right previously granted by the administrator; and
(xiii) to make all other determinations deemed necessary or advisable for administering the stock option plan.

    ELIGIBILITY

    All employees, directors and consultants are eligible to participate in the stock option plan. Stock options intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code may be granted only to employees. Nonstatutory stock options, which are options not intended to qualify as incentive stock options, and stock purchase rights may be granted to employees, directors and consultants of Commerce One. No optionee may be granted, in any fiscal year of Commerce One, options to purchase more than 600,000 shares; provided that, in connection with his or her initial service, an optionee may be granted options to purchase up to an additional 600,000 shares that shall not count against such limit.

    TERMS AND CONDITIONS OF OPTIONS

    Each option granted pursuant to the stock option plan is evidenced by a written stock option agreement between the optionee and Commerce One and is subject to the following terms and conditions:

    TERM OF OPTION. The term of each option is stated in each option agreement. In the case of an incentive stock option, the term is ten years from the date of grant or such shorter terms as may be provided in the option agreement. In the case of an incentive stock option granted to an optionee who, at the time the incentive stock option is granted, owns stock representing more than ten percent of the total combined voting power of all classes of stock of Commerce One or any parent or subsidiary, the term of the incentive stock option is five years from the date of grant or such shorter term as may be provided in the option agreement.

    EXERCISE PRICE. The per share exercise price for the shares to be issued pursuant to the exercise of an option is determined by the administrator, subject to the following: (i) in the case of an incentive stock option
(A) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of Commerce One or any parent or subsidiary, the per share exercise price may be no less than 110% of the fair market value per share on the date of grant and (B) granted to any employee other than an employee described in (A) immediately preceding, the per share exercise price may be no less than 100% of the fair market value per share on the date of grant; (ii) in the case of a nonstatutory stock option, the per share exercise price may be determined by the administrator; and (iii) in the case of a nonstatutory stock option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the per share exercise price may be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a merger or other corporate transaction.

    WAITING PERIOD AND EXERCISE DATES. At the time an option is granted, the administrator fixes the period within which the option may be exercised and determines any conditions that must be satisfied before the option may be exercised.

    FORM OF CONSIDERATION. The administrator determines the acceptable form of consideration for exercising an option, including the method of payment. In the case of an incentive stock option, the administrator determines the acceptable form of consideration at the time of grant. Such consideration may consist entirely of cash, check, promissory note, other shares that (a) in the case of shares acquired upon exercise of an option, have been owned by the optionee for more than six months on the date of surrender, and (b) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which such option is exercised, consideration received by Commerce One under a cashless exercise program implemented by Commerce One in connection with the stock option plan, a reduction in the amount of any Commerce One liability to the optionee, including any liability attributable to the optionee's participation in any Commerce One-sponsored deferred compensation program or arrangement, any combination of the foregoing methods of payment, or any other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws.

    EXERCISE OF OPTION. Any option granted under the stock option plan is exercisable according to the terms of the Stock option plan and at such times and under such conditions as determined by the administrator and set forth in the option agreement. Unless the administrator provides otherwise, vesting of options granted under the stock option plan are tolled during any paid leave of absence that exceeds 90 days.

    TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If an optionee ceases to be an employee or consultant, other than upon the optionee's death or disability, the optionee may exercise his or her option within such period of time as is specified in the option agreement to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time in the option agreement, the option remains exercisable for three months following the optionee's termination. If, on the date of termination, the optionee is not vested as to his or her entire option, the shares covered by the unvested portion of the option revert to the stock option plan. If, after termination, the optionee does not exercise his or her option within the time specified by the administrator, the option terminates, and the shares covered by such option revert to the stock option plan.

    DISABILITY OF OPTIONEE. If an optionee ceases to be an employee or consultant as a result of the optionee's disability, the optionee may exercise his or her option within such period of time as is specified in the option agreement to the extent the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time in the option agreement, the option will remain exercisable for twelve months following the optionee's termination. If, on the date of termination, the optionee is not vested as to his or her entire option, the shares covered by the unvested portion of the option revert to the stock option plan. If, after termination, the optionee does not exercise his or her option within the time specified herein, the option will terminate, and the shares covered by such option revert to the stock option plan.

    DEATH OF OPTIONEE. If an optionee dies while an employee, director or consultant, the option may be exercised within such period of time as is specified in the option agreement (but in no event later than the expiration of the term of such option as set forth in the option agreement), by the optionee's estate or by a person who acquires the right to exercise the option by bequest or inheritance, but only to the extent that the option is vested on the date of death. In the absence of a specified time in the option agreement, the option will remain exercisable for twelve months following the optionee's termination. If, at the time of death, the optionee is not vested as to his or her entire option, the shares covered by the unvested portion of the option will revert to the stock option plan. The option may be exercised by the executor or administrator of the optionee's estate or, if none, by the person(s) entitled to exercise the option under the optionee's will or the laws of descent or distribution. If the option is not so exercised within the time specified, the option terminates, and the shares covered by such option revert to the stock option plan.

    STOCK PURCHASE RIGHTS

    RIGHTS TO PURCHASE. Stock purchase rights may be issued either alone, in addition to, or in tandem with other awards granted under the stock option plan and/or cash awards made outside of the stock option plan. After the administrator determines that it will offer stock purchase rights under the stock option plan, it will advise the offeree in writing or electronically, by means of a notice of grant, of the terms, conditions and restrictions related at the offer, including the number of shares that the offeree will be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer will be accepted by execution of a restricted stock purchase agreement in the form determined by the administrator.

    REPURCHASE OPTION. Unless the administrator determines otherwise, the restricted stock purchase agreement will grant Commerce One a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with Commerce One for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to Commerce One. The repurchase option will lapse at a rate determined by the administrator.

    OTHER PROVISIONS. The restricted stock purchase agreement will contain such other terms, provisions and conditions not inconsistent with the stock option plan as may be determined by the administrator in its sole discretion.

    RIGHTS AS A STOCKHOLDER. Once the stock purchase right is exercised, the purchaser will have the rights equivalent to those of a stockholder, and will be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of Commerce One.

    NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS

    An option or stock purchase right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET
     SALE

    CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of Commerce One, the number of shares of common stock covered by each outstanding option and stock purchase right, and the number of shares of common stock that have been authorized for issuance under the plan but as to which no options or stock purchase rights have yet been granted or that have been returned to the stock option plan upon cancellation or expiration of an option or stock purchase right, as well as the price per share of common stock covered by each such outstanding option or stock purchase right, will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by Commerce One.

    DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of Commerce One, the administrator will notify each optionee as soon as practicable prior to the effective date of such proposed transaction. The administrator in its discretion may provide for an optionee to have the right to exercise his or her option until ten days prior to such transaction as to all of the optioned stock covered thereby, including shares as to which the option would not otherwise be exercisable. In addition, the administrator may provide that any Commerce One repurchase option applicable to any shares purchased upon exercise of an option or stock purchase right will lapse as to all such shares, provided the proposed dissolution or liquidation take place at the time and in the manner contemplated. To the extent it has not been previously exercised, an option or stock purchase right will terminate immediately prior to the consummation of such proposed action.

    MERGER OR ASSET SALE. In the event of a merger of Commerce One with or into another corporation, or the sale of substantially all of the assets of Commerce One, each outstanding option and stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock purchase right, the optionee will fully vest in and have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable. If an option or stock repurchase right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the administrator will notify the optionee in writing or electronically that the option or stock purchase right shall be fully vested and exercisable for a period of fifteen days from the date of such notice, and the option or stock purchase right shall terminate upon the expiration of such period.

    AMENDMENT AND TERMINATION OF THE STOCK OPTION PLAN

    The board of directors may at any time amend, alter, suspend or terminate the stock option plan; provided that Commerce One is required to obtain stockholder approval of any stock option plan amendment to the extent necessary and desirable to comply with applicable laws.

    FEDERAL INCOME TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long- term capital gain or loss. If these holding periods are not satisfied, irrespective of any election made under section 83(b) of the Internal Revenue Code, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of Commerce One. Commerce One is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

    NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of Commerce One is subject to tax withholding by Commerce One. Commerce One is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

    STOCK PURCHASE RIGHTS. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Internal Revenue Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to Commerce One's right to repurchase the stock upon the purchaser's termination of employment with Commerce One. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

    The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Internal Revenue Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by Commerce One. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of Commerce One.

    The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of stock purchase rights, and Commerce One with respect to the grant and exercise of options and stock purchase rights under the stock option plan. It does not purport to be complete, and does not discuss the tax consequences of the employee or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

    PARTICIPATION IN THE STOCK OPTION PLAN

    The following table sets forth certain information regarding options to purchase common stock issued during the fiscal year ended December 31, 1999 to each of the executive officers named in the Summary Compensation Table on page 30 who participated in the stock option plan, all current executive officers as a group, all current directors (who are not executive officers) as a group and all other employees who participated in the stock option plan as a group:

                                                           NUMBER OF SECURITIES
NAME OF INDIVIDUAL AND POSITION                            UNDERLYING OPTION(#)   DOLLAR VALUE($)(1)
-------------------------------                            --------------------   ------------------
Mark B. Hoffman..........................................           90,000         $      6,656,247
  CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
Mark S. Biestman.........................................          180,000               13,249,494
  SENIOR VICE PRESIDENT, WORLDWIDE SALES
Charles J. Donchess......................................          390,000               28,633,737
  EXECUTIVE VICE PRESIDENT AND CHIEF STRATEGY OFFICER
Samuel C. Prather........................................          525,000               38,895,622
  SENIOR VICE PRESIDENT, ENGINEERING
Kirby B. Coryell.........................................          180,000               13,249,494
  SENIOR VICE PRESIDENT, SERVICES
All current executive officers as a group (11 persons)...        2,205,000              156,950,843
All current directors (who are not executive officers) as
  a group (7 persons)....................................          180,000               12,802,500
All other employees who participated in the stock option
  plan as a group (excluding consultants)................       19,214,892            1,151,137,200

------------------------

(1) Calculated by determining the difference between the fair market value of the securities underlying the option at March 31, 2000 ($74.625 per share) and the exercise price of the option.

                                 PROPOSAL NO. 3
         APPROVAL OF AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN

    The board of directors and stockholders have previously adopted and approved the 1999 Employee Stock Purchase Plan. A total of 6,300,000 shares of common stock are presently reserved for issuance under the stock purchase plan.

    In April 2000, the board of directors approved an amendment to the purchase plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 3,700,000 shares, bringing the total number of shares issuable under the purchase plan to 9,346,924. At the annual meeting, the stockholders are being asked to approve this same amendment to the purchase plan.

    Also in April 2000, the board of directors approved another amendment to the purchase plan to provide for annual increases, to occur automatically on January 1 of each year, beginning in 2001, for the duration of the purchase plan, in the number of shares reserved for issuance thereunder by the evergreen amendment, that is, the least of (i) 5,000,000 shares, (ii) 390 of the outstanding shares of common stock of Commerce One or (iii) a number of shares determined by the board of directors. At the annual meeting, the stockholders are being requested to approve the evergreen amendment. This evergreen amendment is proposed in order to ensure enough options are available, in the long term, to provide for continued growth of Commerce One.

    With respect to the amendments to the purchase plan, Commerce One believes that grants of options under the purchase plan motivates high levels of performance and provides an effective means of recognizing employee contributions to the success of Commerce One. At present, all newly hired full-time employees are eligible to participate in the purchase plan. Commerce One believes that the purchase plan will continue to be of great value in recruiting and retaining highly qualified technical and other key personnel. As of March 31, 2000, 5,646,924 shares were available for future grant under the purchase plan.

VOTE REQUIRED

    The approval of the amendment to increase the number of shares available for issuance and change the evergreen provision to the purchase plan requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the proposal at the annual meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES FOR ISSUANCE THEREUNDER.

DESCRIPTION OF THE PURCHASE PLAN

    GENERAL

    The purpose of the purchase plan is to provide employees with an opportunity to purchase common stock of Commerce One at a discount through payroll deductions.

    ADMINISTRATION

    The purchase plan may be administered by the board of directors or a committee of members of the board appointed by the board. All questions of interpretation or application of the purchase plan are determined by the board or its appointed committee, and its decisions are final and binding upon all participants.

    ELIGIBILITY

    Each employee of Commerce One (including officers), whose customary employment with Commerce One is at least 20 hours per week and more than five months in any calendar year, is eligible to participate in an offering period (as defined below); provided, however, that no employee shall be granted an option under the purchase plan (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of the stock of Commerce One, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of Commerce One accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. Eligible employees generally become participants in the purchase plan by filing with Commerce One a subscription agreement authorizing payroll deductions prior to the beginning of each offering period. As of the date of this proxy statement, approximately 790 Commerce One employees were eligible to participate in the purchase plan.

    PARTICIPATION IN AN OFFERING

    The purchase plan is implemented by consecutive overlapping offering periods generally lasting for two years, with a new offering period commencing on the first trading day on or after May 15 and November 15 of each year. Each offering period generally consists of four six-month purchase periods. Common stock may be purchased under the purchase plan at the end of each purchase period, unless the participant withdraws or terminates employment earlier. To the extent the fair market value of the common stock on any exercise date in an offering period is lower than the fair market value of the common stock on the first day of the offering period, then all participants in such offering period will be automatically withdrawn from such offering period immediately after the exercise of their options on such exercise date and automatically re-enrolled in the immediately following offering period as of the first day thereof. The board of directors may change the duration of the purchase periods or the length or date of commencement of an offering period. To participate in the purchase plan, each eligible employee must authorize payroll deductions pursuant to the purchase plan. Such payroll deductions may not exceed 15% of a participant's compensation. Once an employee becomes a participant in the purchase plan, the employee will automatically participate in each successive offering period until such time as the employee withdraws from the purchase plan or the employee's employment with Commerce One terminates. At the beginning of each offering period, each participant is automatically granted options to purchase shares of Commerce One common stock. The option expires at the end of the purchase period or upon termination of employment, whichever is earlier, but is exercised at the end of each purchase period to the extent of the payroll deductions accumulated during such purchase period. Participation in the purchase plan is voluntary and is dependent on each eligible employee's election to participate and his or her respective determination as to the level of payroll deductions. Accordingly, future purchases under the purchase plan are not determinable as of the date hereof.

    PURCHASE PRICE; SHARES PURCHASED

    Participants may purchase shares of Commerce One common stock under the purchase plan at a price not less than 85% of the lesser of the fair market value of the common stock of Commerce One on (i) the first day of the offering period or (ii) the last day of the purchase period. The "fair market value" of the common stock on any relevant date will be the closing sales price per share as reported on The Nasdaq National Market (or the closing bid price, if no sales were reported) as quoted on such exchange or reported in The Wall Street Journal. The number of shares of common stock a participant purchases in each purchase period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that purchase period by the purchase price; provided, however, that the number of shares subject to the option may not exceed 30,000 shares of Commerce One's common stock per purchase period.

    TERMINATION OF EMPLOYMENT

    Termination of a participant's employment for any reason, including disability or death, or the failure of the participant to remain in the continuous scheduled employ of Commerce One for at least 20 hours per week, cancels his or her option and participation in the purchase plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the purchase plan.

    WITHDRAWAL

    Generally, a participant may withdraw from an offering period at any time without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering, that participant may not participate again in the same offering.

    ADJUSTMENT UPON CHANGE IN CAPITALIZATION

    In the event that the stock of Commerce One is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other change in the capital structure of Commerce One effected without the receipt of consideration, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the purchase plan, the number and class of shares of stock subject to options outstanding under the purchase plan, and the exercise price of any such outstanding options. Any such adjustment shall be made by the board of directors, whose determination shall be conclusive.

    DISSOLUTION OR LIQUIDATION

    In the event of a proposed dissolution or liquidation, the offering period then in progress will be shortened and a new exercise date will be set.

    MERGER OR ASSET SALE

    In the event of a merger of Commerce One with or into another corporation or a sale of substantially all of Commerce One's assets, each outstanding option may be assumed or substituted for by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened and a new exercise date will be set.

    AMENDMENT AND TERMINATION OF THE PURCHASE PLAN

    The board of directors may at any time terminate or amend the purchase plan. An offering period may be terminated by the board of directors at the end of any purchase period if the board of directors determines that termination of the purchase plan is in the best interests of Commerce One and its shareholders. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held shareholders' meeting, if such amendment would require shareholder approval in order to comply with Section 423 of the Internal Revenue Code; however, the board of directors may, without stockholder approval or consent of plan participants modify or amend the plan in response to adverse accounting consequences, including altering the purchase price, shortening an offering period and allocating shares. The purchase plan will terminate in 2009.

    FEDERAL TAX INFORMATION FOR PURCHASE PLAN

    The purchase plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the purchase plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and more than one year from the date of transfer of the stock to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. Commerce One is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND COMMERCE ONE WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PARTICIPATION IN THE EMPLOYEE STOCK PURCHASE PLAN

    The following table sets forth certain information regarding options to purchase common stock issued during the fiscal year ended December 31, 1999 to each of the executive officers named in the Summary Compensation Table on page 30 who participated in the stock option plan, all current executive officers as a group and all other employees who participated in the stock option plan as a group:

                                                            NUMBER OF SECURITIES
NAME OF INDIVIDUAL AND POSITION                             UNDERLYING OPTION(#)   DOLLAR VALUE($)(1)
-------------------------------                             --------------------   ------------------
Mark B. Hoffman...........................................            4,116          $      198,357
  CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
Mark S. Biestman..........................................            6,678                 321,824
  SENIOR VICE PRESIDENT, WORLDWIDE SALES
Charles J. Donchess.......................................            4,326                 208,477
  EXECUTIVE VICE PRESIDENT AND CHIEF STRATEGY OFFICER
Samuel C. Prather.........................................            4,044                 194,887
  SENIOR VICE PRESIDENT, ENGINEERING
Kirby B. Coryell..........................................            4,158                 200,381
  SENIOR VICE PRESIDENT, SERVICES
All current executive officers as a group (11 persons)....           40,782               1,965,353
All other employees who participated in the stock option
  plan as a group (does not include consultants)..........          612,294              29,507,488

------------------------

(1) Calculated by determining the difference between the fair market value of the securities underlying the option of $51.1667 (the closing price on November 12, 1999) and the purchase price of the option ($2.975).

                                 PROPOSAL NO. 4
             APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

    Under the Company's Amended and Restated Certificate of Incorporation currently in effect, there are 250,000,000 shares of common stock and 10,000,000 shares of preferred stock authorized for issuance. As of March 31, 2000, there were 155,053,422 shares of common stock outstanding and no shares of preferred stock outstanding. On March 31, 2000, Commerce One's board of directors approved an amendment to the Amended and Restated Certificate of Incorporation subject to stockholder approval, to increase: (i) the shares of common stock authorized for issuance by 700,000,000 shares, bringing the total number of common shares authorized to 950,000,000, and (ii) the shares of preferred stock authorized for issuance by 40,000,000 shares, bringing the total number of preferred shares authorized to 50,000,000. At the annual meeting, the stockholders are asked to approve this amendment to the Amended and Restated Certificate of Incorporation.

    With respect to this amendment, Commerce One believes that it will need to increase the number of shares authorized to accommodate further grants of stock options and stock purchase rights, as well as potential acquisitions. The board of directors believes that the ability to issue stock is crucial to its future success.

    The full text of Article Fourth, as proposed to be amended, is set forth as follows:

ARTICLE FOURTH: The Corporation is authorized to issue two classes of stock to be designated respectively Common Stock and Preferred Stock. The total number of shares of all classes of stock which the Corporation has authority to issue is One Billion (1,000,000,000), consisting of Nine Hundred Fifty Million (950,000,000) shares of Common Stock, $0.0001 par value (the "Common Stock"), and Fifty Million (50,000,000) shares of Preferred Stock, $0.0001 par value (the "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series of Preferred Stock, including without limitation authority to fix by resolution or resolutions, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

VOTE REQUIRED

    The approval of the amendment to the Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the annual meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AND PREFERRED STOCK AUTHORIZED FOR ISSUANCE.

                                 PROPOSAL NO. 5
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The board of directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of Commerce One for the fiscal year ending December 31, 2000 and seeks ratification of such appointment. In the event of a negative vote on such ratification, the board of directors will reconsider its appointment.

    The Company expects one or more representatives of Ernst & Young LLP will be present at the annual meeting and will have the opportunity to make a statement if they so desire to do so and to respond to appropriate questions.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the votes cast is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                               OTHER INFORMATION
                               EXECUTIVE OFFICERS

    In addition to Messrs. Hoffman, Gonzales, Kimmitt and Tenenbaum, the following persons were executive officers of Commerce One as of the record date:

NAME                                       AGE                            POSITION
----                                     --------   -----------------------------------------------------
Charles J. Donchess....................     46      Executive Vice President and Chief Strategy Officer
Peter F. Pervere.......................     52      Senior Vice President and Chief Financial Officer
Mark S. Biestman.......................     42      Senior Vice President, Worldwide Sales
Kirby B. Coryell.......................     50      Senior Vice President, Services
Samuel C. Prather......................     45      Senior Vice President, Engineering
Carl O. Falk...........................     50      Senior Vice President, Global Trading Web
Robert M. Tarkoff......................     31      Senior Vice President Corporate Development, General
                                                    Counsel and Secretary

    CHARLES J. DONCHESS was promoted in February 2000 to Executive Vice President and Chief Strategy Officer. Prior to his promotion he had served as Vice President, Marketing of Commerce One from December 1996 to February 2000. Prior to joining Commerce One, Mr. Donchess was Vice President of Marketing and Business Development at Aurum Software, Inc., a leading provider of sales information software, from March 1995 to November 1996. Prior to his tenure at Aurum Software, Inc., Mr. Donchess worked at Sybase, Inc. from August 1989 to November 1994, most recently as Vice President and General Manager of workgroup products from January 1994 to November 1994. Mr. Donchess holds a B.A. degree from Brown University.

    PETER F. PERVERE joined Commerce One in April 1997 as Vice President and Chief Financial Officer. In February 2000, Mr. Pervere was promoted to Senior Vice President and Chief Financial Officer. Prior to joining Commerce One,
Mr. Pervere was at Sybase, Inc. from October 1987 to April 1997, serving as Vice President and Corporate Controller from 1991 to 1997. Mr. Pervere holds a B.A. degree in History from Stanford University.

    MARK S. BIESTMAN joined Commerce One in November 1997 as Vice President, Worldwide Sales. In February 2000, Mr. Biestman was promoted to Senior Vice President, Worldwide Sales. Prior to joining Commerce One, Mr. Biestman was Vice President of Western United States Sales for Netscape Communications Corporation from July 1995 to November 1997. Prior to his tenure of Netscape Communications Corporation, Mr. Biestman served as Vice President of Telecommunication Sales of Oracle Corporation from November 1994 to July 1995. From November 1993 to November 1994, Mr. Biestman served as Vice President of Worldwide Sales of Metaphor, Inc. Mr. Biestman serves as a member of the board of directors and compensation committee of Prologic Management Systems, Inc. Mr. Biestman holds an B.A. degree in Economics from the University of California, Berkeley.

    KIRBY B. CORYELL was promoted in February 2000 to Senior Vice President, Services. Prior to his promotion he served as Vice President, Operations of Commerce One from January 1997 to February 2000. Prior to joining Commerce One, Mr. Coryell was Vice President of Manufacturing at NEC Technologies, Inc. from September 1995 to January 1997. From September 1993 to September 1995,
Mr. Coryell was Vice President of Worldwide Operations of AST Research, Inc.
Mr. Coryell holds a B.S. degree in Mechanical Engineering from the University of Cincinnati.

    SAMUEL C. PRATHER joined Commerce One as Vice President, Engineering in December 1998. In February 2000, Mr. Prather was promoted to Senior Vice President, Engineering. Prior to joining Commerce One, Mr. Prather was the Vice President of Engineering at Resolute Software from February 1998 to
December 1998 where he built electronic commerce performance tools and products. Prior to joining Resolute, Mr. Prather served as Senior Research and Development Manager at Hewlett-Packard from October 1984 to February 1998, managing a wide variety of software development programs and a business-to-consumer electronic commerce service. Mr. Prather holds a B.S. degree in Electrical Engineering from the University of Oklahoma.

    CARL O. FALK joined Commerce One in May 1998 as Vice President, Product Marketing and Procurement Solutions. In June 1999, he became Vice President, Global Trading Web and in February 2000, he was promoted to Senior Vice President, Global Trading Web. Prior to joining Commerce One, Mr. Falk was President of ACQUION, Inc., the Internet procurement subsidiary of Harbinger Corporation, a worldwide supplier of electronic commerce software and services, from August 1997 to May 1998. Prior to his tenure at Harbinger Corporation,
Mr. Falk was Vice President and General Manager of Fluor Daniel, Inc. from
May 1989 to May 1994, when he founded ACQUION and became its President, a position he held until August 1997 when ACQUION was sold to Harbinger. Mr. Falk holds a B.S. degree in Mechanical Engineering from the University of Cincinnati and a J.D. degree from Salmon Chase College of Law, N.K.U.

    ROBERT M. TARKOFF joined Commerce One in January 1999 as Vice President, General Counsel and Secretary. In February 2000, Mr. Tarkoff was promoted to Senior Vice President, Corporate Development, General Counsel and Secretary. Prior to joining Commerce One, Mr. Tarkoff was an Associate at the law firm of Wilson Sonsini Goodrich & Rosati from August 1995 to January 1999 where he served as outside counsel to Commerce One. Mr. Tarkoff received a B.A. degree from Amherst College in Political Science and Economics and a J.D. degree from Harvard University.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

    Section 16(a) of the Securities and Exchange Act of 1934 requires Commerce One's officers and directors, and persons who own more than ten percent (10%) of a registered class of Commerce One's equity securities, to file certain reports regarding ownership of, and transactions in, Commerce One's securities with the Securities and Exchange Commission and with The Nasdaq Stock Market, Inc. Such officers, directors, and 10% stockholders are also required to furnish Commerce One with copies of all Section 16(a) forms that they file.

    Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to Commerce One pursuant to Rule 16a3(e) and Forms 5 and amendments thereto furnished to Commerce One with respect to the last fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation SK stating that no Forms 5 were required, Commerce One believes that, during the last fiscal year, all Section 16(a) filing requirements applicable to Commerce One's officers and directors were complied with, except that each of Messrs. Osumi and Kimmitt did not timely file one statement.

TRANSACTIONS FROM WHICH DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT
  STOCKHOLDERS HAVE BENEFITED

    Since January 1, 1999, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock had or will have a director or indirect interest other than:

    - compensation arrangements, which are described where required under "Management;" and

    - the transactions described below.

    SERIES E PREFERRED STOCK FINANCING ROUND. In April 1999, Commerce One sold shares of Series E preferred stock, at a purchase price of $9.06 per share, to the following investors, among others:

    - 110,375 shares to an entity affiliated with Canaan Partners;

    - 33,113 shares to entities affiliated with Morgan Stanley Venture Partners;

    - 30,352 shares to entities affiliated with Jeffrey Webber; and

    - 662,252 shares to an entity affiliated with British Telecommunications, our strategic partner. In addition, according to the terms of the financing, British Telecommunications appointed to our board of directors John Swingewood, its director of the Internet and multimedia group.

    CONSULTING SERVICES RENDERED BY R.B. WEBBER & COMPANY. Commerce One currently has a consulting agreement with R.B. Webber & Company, a management consulting firm, of which Jeffrey Webber, a member of our board of directors, is President. As of December 31, 1999, Commerce One did not owe any money to R.B. Webber & Company for consulting services rendered in 1998 and 1999.

    LOANS TO STOCKHOLDERS AND EXECUTIVE OFFICERS. On November 7, 1996, Commerce One made a loan to Tom Gonzales, Sr., its former Executive Vice President, in the amount of $56,000, at an interest rate of 9% per year. The loan was intended to enable Mr. Gonzales, Sr. to repay certain personal tax liabilities. As of December 31, 1999, this loan has been repaid in full. Mr. Gonzales, Sr. was terminated in April 1998, at which time Commerce One executed a settlement agreement providing that each Mr. Gonzales, Sr. and Commerce One release the other from any and all claims in any way arising from or related to Mr. Gonzales, Sr.'s former employment relationship with Commerce One.

    In April 1999, Commerce One entered into a letter agreement with Mr. Gonzales, Sr. in which Commerce One agreed to loan to Mr. Gonzales, Sr. $5,000,000 as an inducement for Mr. Gonzales, Sr. to enter into a lock-up agreement in connection with its initial public offering. By executing the lock-up agreement, Mr. Gonzales, Sr. agreed that, with certain exceptions, he would not offer, sell, contract to sell or otherwise dispose of any common stock or any convertible securities for a period of 180 days after the date of the prospectus for the Company's initial public offering without the prior written consent of Credit Suisse First Boston Corporation. Commerce One loaned
Mr. Gonzales, Sr. the funds on July 2, 1999, and was repaid in full by Mr. Gonzales, Sr. on October 29, 1999.

    In conjunction with the hiring of Robert M. Kimmitt as Vice Chairman of the Board and President, and his relocation to the San Francisco Bay Area, Commerce One has agreed to enter into a loan agreement with Mr. Kimmitt for the purchase of a residence. As of the date of this proxy statement, the details of this loan agreement have not yet been finalized.

             SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS, MANAGEMENT
                         AND DIRECTORS OF COMMERCE ONE

    The table on the following page sets forth information regarding the beneficial ownership of Commerce One's common stock as of the record date, April 7, 2000, by the following individuals or groups:

    - each person or entity who is known by Commerce One to own beneficially more than 5% of Commerce One's outstanding stock;

    - each of Commerce One's named executive officers;

    - each of Commerce One's directors; and

    - all directors and executive officers of Commerce One as a group.

    Unless otherwise indicated, the address for each stockholder listed in the following table is c/o Commerce One, Inc., 4440 Rosewood Drive, Pleasanton, California 94588. Except as otherwise indicated and except for any rights these persons' spouses may have, the persons named in the table have sole voting and investment power for all shares of common stock held by them.

    Applicable percentage ownership in the following table is based on 155,118,220 shares of common stock outstanding as of the record date, April 7, 2000.

    Any shares issued upon exercise of options, warrants or other rights to acquire our capital stock that are presently outstanding or granted in the future or reserved for future issuance under our stock option plans will further dilute new public investors.

                                                               NUMBER OF      PERCENT OF
                                                                 SHARES         SHARES
                                                              BENEFICIALLY   BENEFICIALLY
NAME                                                            OWNED(1)        OWNED
----                                                          ------------   ------------
Mark S. Biestman............................................      887,504            *
Kirby B. Coryell............................................      791,312            *
Charles J. Donchess.........................................      886,842            *
Thomas J. Gonzales, II......................................    4,601,406         2.96
Mark B. Hoffman(2)..........................................    3,661,372         2.35
Robert M. Kimmitt...........................................    1,800,000         1.14
Samuel C. Prather...........................................      466,198            *
Jay M. Tenenbaum(3).........................................    3,077,944         1.98
John V. Balen(4)............................................    3,681,234         2.37
William B. Elmore(5)........................................      663,256            *
David H. J. Furniss(6)......................................    3,973,512         2.56
Kenneth C. Gardner(7).......................................      350,242            *
William J. Harding(8).......................................      760,054            *
Noriyoshi Osumi(9)..........................................    4,528,170         2.92
Jeffrey T. Webber(10).......................................    1,873,108         1.20
All directors and executive officers as a group (18
  persons)..................................................   33,702,920         21.7

------------------------

*  Less than 1% of the outstanding shares of common stock.

 (1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes shares of common stock issuable pursuant to the exercise of stock options that are immediately exercisable or exercisable within 60 days.

 (2) Includes 1,632,514 shares held by Hoffman Family Trust dated October 25, 1985 and 8,100 shares held by each the Andrew Mark Hoffman 1993 Trust dated March 30, 1999 and the Annie Eleanor Hoffman 1993 Trust dated March 30, 1999. Andrew and Annie Hoffman, beneficiaries of these trusts, are children of Mr. Hoffman.

 (3) Includes 216,042 shares held by Arlene B. Tenenbaum, spouse of
     Mr. Tenenbaum, 2,160,450 shares held by Arlene B. Tenenbaum Irrevocable Trust dated November 7, 1997 and 697,258 shares held by Arlene B. Tenenbaum Revocable Trust dated January 24, 2000.

 (4) Includes 180,284 shares owned by Canaan Capital Limited Partnership, 1,517,336 shares owned by Canaan Capital Offshore Limited Partnership, C.V., and 1,954,956 shares owned by Canaan Equity, L.P. Mr. Balen is a general partner of Canaan Equity Partners, L.P. whose affiliated companies are Canaan Capital Limited Partnership and Canaan Capital Offshore Limited Partnership, C.V.

 (5) Includes 56,490 shares held by Elmore Family Investments, L.P., of which Mr. Elmore is a General Partner, 273,588 shares held by The Entrepreneurs' Fund, L.P., of which Mr. Elmore is a limited partner, and 333,178 shares held by Elmore Family Trust dated July 7, 1990, of which Mr. Elmore is a trustee.

 (6) Mr. Furniss did not hold any shares of Commerce One's capital stock as of April 7, 2000 and does not hold any options exercisable on or before June 6, 2000. Mr. Furniss is a General Manager of Electronic Business of British Telecommunications, plc. Mr. Furniss disclaims beneficial ownership of the 3,973,512 shares held by Forres Holding Limited, a wholly owned subsidiary of British Telecommunications, plc. Mr. Furniss is a member of the board of directors of Commerce One.

 (7) Includes 18,900 shares held by Delaware Charter Guarantee & Trust Company Trustee FBO Kenneth C. Gardner.

 (8) Includes 555,414 shares held by Morgan Stanley Venture Capital Fund II Annex, L.P. and 75,960 shares held by Morgan Stanley Venture Investors Annex, L.P. Dr. Harding is a general partner of Morgan Stanley Venture Partners II, L.P., the general partner of Morgan Stanley Venture Capital Fund II Annex, L.P. and Morgan Stanley Venture Investors Annex, L.P.

 (9) Mr. Osumi did not hold any shares of Commerce One's capital stock as of April 7, 2000 and does not hold any options exercisable on or before June 6, 2000. Mr. Osumi is a Vice President of NTT America, Inc. Mr. Osumi disclaims beneficial ownership of the 4,528,170 shares held by NTT America, Inc. a wholly owned subsidiary of NTT Communications. Mr. Osumi is a member of the board of directors of Commerce One.

 (10) Includes 750,000 shares held by Lighthouse Second Nineteen Hundred Ninety-Nine Fund, a fund held for the benefit of Mr. Webber, 60,420 shares held by Judith Jordan Webber, spouse of Mr. Webber, 273,588 shares held by The Entrepreneurs' Fund, L.P., 19,980 shares held by BW Management, LLC, of which he is a managing director and 33,000 shares held by RBW Alaska, L.P. of which he is a limited partner. BW Management, LLC is the general partner of The Entrepreneurs' Fund, L.P.

    The shares shown above include shares issuable upon exercise of options to purchase common stock exercisable within 60 days of April 7, 2000, some shares of which may be repurchased by Commerce One should the holder terminate employment with Commerce One as follows: (1) Mark S. Biestman, 181,250 shares, of which 181,250 may be repurchased; (2) Kirby Coryell, 90,000 shares, of which 90,000 may be repurchased; (3) Charles Donchess, 631,634 shares, of which 108,752 shares may be repurchased; (4) Mark B. Hoffman, 180,000 shares, of which 108,752 shares may be repurchased; (5) Kenneth C. Gardner, 259,624 shares, of which 9,376 shares may be repurchased; (6) Jeffrey T. Webber, 540,000 shares, none of which may be repurchased; (7) Robert M. Kimmitt, 90,000 shares, none of which may be repurchased; and (8) all directors and officers as a group, 2,427,508 shares.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

    The table below summarizes the compensation earned for services rendered to Commerce One in all capacities for the fiscal years ended December 31, 1998 and 1999 by Commerce One's named executive officers, specifically, the chief executive officer and Commerce One's next four most highly compensated executive officers who earned more than $100,000 during the fiscal year ended
December 31, 1999. The amounts listed under the column captioned "All Other Compensation" represents group life insurance premiums paid by Commerce One.

                                                                                           LONG-TERM
                                                                        ANNUAL           COMPENSATION
                                                                     COMPENSATION           AWARDS
                                                                 ---------------------   -------------
                                                                                          SECURITIES       ALL OTHER
                                                                                          UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION                        FISCAL YEAR   SALARY($)   BONUS($)     OPTIONS(#)          ($)
---------------------------                        -----------   ---------   ---------   -------------   -------------
Mark B. Hoffman..................................     1999       $185,188    $  30,000       90,000           $89
  CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE
    OFFICER                                           1998        155,688           --       90,000           107
Mark S. Biestman.................................     1999        175,000     99,223(1)     180,000            84
  SENIOR VICE PRESIDENT, WORLDWIDE SALES              1998        175,000      162,829      840,000           107
Charles J. Donchess..............................     1999        182,350       87,500      390,000            84
  EXECUTIVE VICE PRESIDENT AND CHIEF STRATEGY
    OFFICER                                           1998        164,333           --      150,000           107
Samuel C. Prather................................     1999        175,010       52,625      525,000            77
  SENIOR VICE PRESIDENT, ENGINEERING                  1998             --           --           --            --
Kirby B. Coryell.................................     1999        172,688       33,000      180,000            84
  SENIOR VICE PRESIDENT, SERVICES                     1998        156,563           --       90,000           107

------------------------------

(1) Includes the payment of commission to Mr. Biestman in the amount of $63,598.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table describes certain information regarding stock options granted to each of the named executive officers in the fiscal year ended December 31, 1999, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent Commerce One's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of Commerce One's common stock. In addition, the deemed value for the date of grant was determined after the date of grant solely for financial accounting purposes.

    In the fiscal year ended December 31, 1999, Commerce One granted options to purchase up to an aggregate of 18,075,742 shares to employees and consultants. All options were granted under the 1997 Incentive Stock Option Plan at exercise prices at the fair market value of Commerce One's common stock on the date of grant, as determined in good faith by the board of directors. All options have a term of ten years. Optionees may pay the exercise price by cash, check, promissory note or delivery of already-owned shares of Commerce One's common stock. All options are immediately exercisable upon grant; however, any unvested shares may be repurchased by Commerce One at their cost if the optionee's service terminates. All option shares vest over four years, with 12.5% of the option shares vesting six months after the option grant date, and the remaining option shares vesting ratably each month for the next 42 months.

                                                                                  DEEMED                   POTENTIAL REALIZABLE
                                         NUMBER OF     % OF TOTAL                 VALUE                      VALUE AT ASSUMED
                                        SECURITIES      OPTIONS                    PER                    ANNUAL RATES OF STOCK
                                        UNDERLYING     GRANTED TO                 SHARE                     PRICE APPRECIATION
                                          OPTIONS      EMPLOYEES     EXERCISE    ON DATE                     FOR OPTION TERM
                                          GRANTED       IN LAST        PRICE        OF      EXPIRATION   ------------------------
NAME                                        (#)       FISCAL YEAR    ($/SHARE)    GRANT        DATE           5%           10%
----                                    -----------   ------------   ---------   --------   ----------   ------------   ---------
Mark B. Hoffman.......................     90,000         0.42%        $0.67      $0.67      2/17/09       $ 37,735     $ 95,629

Mark S. Biestman......................     90,000         0.42          0.67       0.67      2/17/09         37,735       95,629
                                           90,000         0.42          1.37       1.37      4/23/09         77,355      196,034

Charles J. Donchess...................     90,000         0.42          0.67       0.67      2/17/09         37,735       95,629
                                          300,000         1.39          1.37       1.37      4/23/09        257,851      653,448

Samuel C. Prather.....................    450,000         2.09          0.40       0.40      1/26/09        113,200      286,873
                                           75,000         0.35          1.37       1.37      4/23/09         64,462      163,362

Kirby B. Coryell......................     90,000         0.42          0.67       0.67      2/17/09         37,735       95,629
                                           90,000         0.42          1.37       1.37      4/23/09         77,355      196,034

                         ------------------------------

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table describes for the named executive officers, their option exercises for the fiscal year ended December 31, 1999, and exercisable and unexercised options held by them as of December 31, 1999.

    The "Value of Unexercised In-the-Money Options at Fiscal Year End" is based on a value of $98.25 per share, the closing price of Commerce One's common stock on The Nasdaq Stock Market's National Market, on December 31, 1999, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option. All options were granted under the Company's 1997 Incentive Stock Option Plan and Amended and Restated 1995 Stock Option Plan. All options are immediately exercisable; however, as a condition of exercise, the optionee must enter into a stock restriction agreement granting Commerce One the right to repurchase the shares issuable by such exercise at their cost if the optionee's employment terminates. The shares vest over four years, with 6/48 of the shares vesting six months after the grant date and the remaining shares vesting ratably each month thereafter.

                                                              NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                                         OPTIONS AT FISCAL YEAR END(#)        FISCAL YEAR END($)
                                                        --------------------------------   -------------------------
NAME                                                     EXERCISABLE       UNEXERCISED     EXERCISABLE   UNEXERCISED
----                                                    --------------   ---------------   -----------   -----------
Mark B. Hoffman.......................................      50,624           129,376       $ 4,953,868   $12,650,125
Mark S. Biestman......................................      65,624           474,376         6,407,117    46,416,872
Charles J. Donchess...................................     538,912           411,872        52,671,013    40,231,099
Samuel C. Prather.....................................     125,004           239,996        12,219,557    39,079,189
Kirby B. Coryell......................................      15,000            75,000         1,453,249     7,266,247

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Prior to establishing the compensation committee, the board of directors as a whole performed the functions delegated to the compensation committee. No member of the board of directors or the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Commerce One board of directors or compensation committee.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

    Effective January 1999, Commerce One entered into an employment agreement with Mr. Tenenbaum pursuant to which he is entitled to a base salary of $160,000 plus a bonus of up to 50% of his base salary. Under this agreement, if Mr. Tenenbaum is terminated not for cause or as a result of constructive termination, he will be entitled to the payment of six months of his base salary and twelve months of vesting acceleration for his options.

    Commerce One entered into change of control severance agreements with Messrs. Hoffman, Pervere, Coryell, Donchess, Biestman, Tarkoff, Prather and Falk which commenced in January 1999. The Company also entered into a change of control severance agreement with Mr. Kimmitt in February 2000. These agreements provide that if there is a change of control of Commerce One, and any of such executive officers are involuntarily terminated without cause within twelve months following the change of control or the announcement of such change of control, Commerce One will provide the following to the executive officer:

    - a cash payment equal to 50% of his annual compensation plus a pro rata payment of the then current year bonus award based on the target bonus for him;

    - 100% of his health, dental and life insurance, including benefits paid to any dependents, through the earlier of six months from the date of his termination or the date he becomes covered by another employer's group health, dental or life insurance plans providing comparable benefits and coverage; and

    - one year of additional vesting for his outstanding stock options.

    In addition, Mr. Kimmitt's offer letter dated January 20, 2000 provides that if at the conclusion of twelve months from his hire date, his vested options have not realized an accumulated appreciation of at least $1 million, the Company will grant him a one-time cash bonus of $1 million net of his total vested stock option appreciation.

    Under Commerce One's 1995 Plan, VEO Plan, 1997 Incentive Stock Option Plan and 1999 Nonstatutory Option Plan, if the options outstanding under such plans are not assumed or substituted in a change-of-control merger or asset sale, each outstanding option will vest and become exercisable in full.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    In 1999, the compensation committee (the "Committee") of Commerce One's board consisted of Messrs. Balen and Webber, neither of whom was an employee or former employee of Commerce One or any of its subsidiaries during the year. The Committee has overall responsibility for Commerce One's executive compensation policies and practices. The Committee's functions include:

    - evaluating management's performance,

    - determining the compensation of the Chief Executive Officer of Commerce
      One,

    - reviewing and approving all executive officers' compensation, including salary and bonuses, and

    - establishing and administering compensation plans including granting awards under the Company's stock option plans to its employees.

    The Committee has provided the following report on the compensation policies of Commerce One as they apply to the executive officers including the Chief Executive Officer and the relationship of Commerce One performance to executive compensation.

OVERVIEW OF COMPENSATION POLICIES

    The Company's compensation policies are designed to address a number of objectives, including rewarding performance and motivating executive officers to achieve significant returns for stockholders. To promote these policies, the Committee implemented a compensation program that is comprised of the following principal elements:

    - Base salary;

    - Cash incentives (such as bonuses);

    - Equity incentives (such as stock awards); and

    - Benefits.

    When establishing salaries, bonus levels and stock-based awards for each of the executive officers, the Committee considers the recommendations of the Chief Executive Officer, the officer's role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies. To assist in this process, the Committee reviews data from independent compensation consultants concerning the compensation paid to officers at such companies. The Committee generally sets the compensation of the officers at levels that are competitive with the Company's competitors. When setting the compensation of each of the executive officers, the Committee considers all of the factors set forth above, but does not assign any specific weighting or apply any formula to these factors. The Committee does, however, give significant consideration to the recommendations of the Chief Executive Officer.

    THE IMPORTANCE OF OWNERSHIP--A fundamental tenet of Commerce One's compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. Through its employee stock plans and agreements, the benefits of equity ownership are extended to executive officers and employees of Commerce One and its subsidiaries. As of April 7, 2000, the directors and executive officers of Commerce One owned an aggregate of 19,845,356 shares and had the right to acquire an aggregate of 5,335,882 additional shares upon the exercise of employee stock options, exercisable on or before June 6, 2000. Of the options exercisable, approximately 77.7% of the shares are unvested shares and therefore repurchasable by Commerce One in the event of a termination.

FISCAL 1999 EXECUTIVE OFFICER COMPENSATION PROGRAM

    The components of the executive compensation program are described below:

    BASE SALARY--Commerce One believes that base salary is frequently a significant factor in attracting, motivating and retaining skilled executive officers. Accordingly, the Committee reviews base salaries of executive officers annually and generally sets the base salary of its executive officers at or near the average of the levels paid by companies either engaged in the e-commerce industry or located in the San Francisco Bay Area. In addition, the Committee evaluates the specific job functions and past performance of individual officers.

    BONUS PROGRAM--Commerce One maintains a cash incentive bonus program to reward executive officers for attaining defined performance goals. Although bonuses are based primarily on company-wide performance targets, significant weight is also given to individual performance and performance of particular operations groups within Commerce One. The Committee sets target bonuses in the first half of each year based upon the recommendation of the Chief Executive Officer and bonuses are paid quarterly.

    STOCK OPTION GRANTS--In 1999, the Committee granted an aggregate of 2,295,000 stock options under the 1997 Incentive Stock Option Plan to Commerce One's executive officers. The Committee determined the number of options granted to executive officers primarily by evaluating each officer's:

    - respective job responsibilities;

    - past performance;

    - expected future contributions;

    - existing stock and unvested option holdings;

    - potential reward to the executive officer if the stock price appreciates in the public market; and

    - management tier classification.

    Option grants may also be made to new executive officers upon commencement of employment and, on occasion, to executive officers in connection with a significant change in job responsibility. The Committee believes that these stock option grants will more closely align the long-term interests of senior management with those of stockholders and assist in the retention of key executives.

    BENEFITS--In 1999, the Company offered benefits to its executive officers that were substantially the same as those offered to all of Commerce One's regular employees.

    In January 1997, Commerce One established a tax-qualified deferred compensation plan, known as the Commerce One, Inc., 401(k) Profit Sharing Plan covering all of Commerce One's eligible full-time employees. Under the 401(k) Plan, participants may elect to contribute, through salary contributions, up to 15% of their annual compensation, subject to a statutory maximum. Commerce One does not currently provide additional matching contributions under the 401(k) Plan, but may do so in the future. The 401(k) Plan is designed to qualify under
Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or by Commerce One to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan, and so that contributions by Commerce One, if any, will be deductible by Commerce One when made.

CHIEF EXECUTIVE OFFICER'S COMPENSATION--In 1999, Mark B. Hoffman served as the Company's President, Chief Executive Officer and Chairman of the Board of Directors.

    In 1999, the Committee increased Mr. Hoffman's salary from $150,000 to $185,187, and awarded him a bonus of $30,000, and granted him options to purchase 90,000 shares of the Company's common stock. In determining
Mr. Hoffman's salary, bonus and stock grants, the Committee considered the same criteria it considered with respect to the other executive officers. The committee noted that in 1999, under Mr. Hoffman's leadership, the Company:

    - Successfully completed the initial public offering of its common stock,

    - Established strategic relationships with a number of key companies, including British Telecom, NTT Communications, Banamex, Cable & Wireless Optus and Deutsche Telekom,

    - Hosted a MarketSite in Germany and Swisscom AG,

    - Released significant new versions of the Company's MarketSite and BuySite products,

    - Increased revenues from $33,557,000 to $2,563,000 in 1998,

    In setting Mr. Hoffman's salary, the Committee also noted that Mr. Hoffman's salary had not been increased significantly since 1997.

    TAX LAW LIMITS ON EXECUTIVE COMPENSATION AND POLICY ON DEDUCTIBILITY OF COMPENSATION--Section 162(m) of the Internal Revenue Code of 1986, provides that a company may not take a tax deduction for that portion of the annual compensation paid to an executive officer in excess of $1 million, unless certain exemption requirements are met. The 1997 Incentive Stock Option Plan was designed to meet the exemption requirements of Section 162(m). The Committee has determined at this time not to seek to qualify Commerce One's remaining executive officer compensation programs under Section 162(m). None of the compensation paid to the Company's executive officers in 1999 was subject to
Section 162(m).

    CONCLUSION--All aspects of Commerce One's executive compensation are subject to change at the discretion of the Committee. The Committee will monitor Commerce One's executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with Commerce One's annual and long-term strategic objectives.

                     Members of the Compensation Committee
                                 John V. Balen
                               Jeffrey T. Webber

                               PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, from the effective date of the initial public offering of Commerce One's common stock (July 1, 1999) through March 31, 2000 for the NASDAQ Composite Index and the Hambrecht & Quist Internet Index (the "H&Q Internet Index"). The graph assumes that $100 was invested in Commerce One's common stock (at the initial public offering price of $21.00 per share), and the above indices on July 1, 1999. Historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURNS

                                       07/01/1999   09/30/1999   12/31/1999   03/31/2000
                                       ----------   ----------   ----------   ----------
Commerce One.........................      100          160          967          734

NASDAQ Composite Index...............      100          102          151          169

H&Q Internet Index...................      100          102          198          206

    [COMPARISON OF CUMULATIVE TOTAL RETURN AMONG COMMERCE ONE, THE NASDAQ COMPOSITE INDEX AND THE H&Q INTERNET INDEX]

    Commerce One effected its initial public offering on July 1, 1999 at a split adjusted per share price of $3.50. The graph above, however, commences with the split-adjusted closing price of $10.17 on July 1, 1999, the date Commerce One's common stock commenced public trading.

                                 OTHER BUSINESS

    At this time management knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, the proxy holders named in the accompanying proxy intend to vote the proxies on such matters in accordance with their best judgment.

    An annual report on Form 10-K (excluding exhibits) for the fiscal year ended December 31, 1999 is enclosed with this Proxy Statement.

                                               By Order of the Board of Directors

                                               /s/ Mark B. Hoffman

                                               Mark B. Hoffman
                                               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE
                                                 OFFICER

April 28, 2000

                                    ANNEX A
                        1997 INCENTIVE STOCK OPTION PLAN
                               COMMERCE ONE, INC.
                        1997 INCENTIVE STOCK OPTION PLAN
                    (AS AMENDED AND RESTATED APRIL 9, 1999)

    1. PURPOSES OF THE PLAN. The purposes of this 1997 Incentive Stock Option Plan are:

       - to attract and retain the best available personnel for positions of substantial responsibility,

       - to provide additional incentive to Employees, Directors and Consultants, and

       - to promote the success of the Company's business.

    Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

    2.  DEFINITIONS.  As used herein, the following definitions shall apply:

        (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

        (b) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

        (c)  "BOARD" means the Board of Directors of the Company.

        (d)  "CODE" means the Internal Revenue Code of 1986, as amended.

        (e) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

        (f)  "COMMON STOCK" means the common stock of the Company.

        (g)  "COMPANY" means Commerce One, Inc., a California corporation.

        (h) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

        (i)  "DIRECTOR" means a member of the Board.

        (j)  "DISABILITY" means total and permanent disability as defined in
    Section 22(e)(3) of the Code.

        (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (m) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

           (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

           (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

        (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (o) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (p) "NOTICE OF GRANT" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

        (q) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (r)  "OPTION" means a stock option granted pursuant to the Plan.

        (s) "OPTION AGREEMENT" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

        (t) "OPTION EXCHANGE PROGRAM" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

        (u) "OPTIONED STOCK" means the Common Stock subject to an Option or Stock Purchase Right.

        (v) "OPTIONEE" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

        (w) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (x)  "PLAN" means this 1997 Incentive Stock Option Plan.

        (y) "RESTRICTED STOCK" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

        (z) "RESTRICTED STOCK PURCHASE AGREEMENT" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

        (aa) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (bb)  "SECTION 16(B)" means Section 16(b) of the Exchange Act.

        (cc)  "SERVICE PROVIDER" means an Employee, Director or Consultant.

        (dd) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

        (ee) "STOCK PURCHASE RIGHT" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

        (ff) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold
under the Plan is 3,692,925   Shares, plus an annual increase to be added on the
first day of the Company's fiscal year beginning in 2000 equal to the lesser of
(i) 1,250,000 Shares, (ii) 5% of the outstanding shares on such date or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

    If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); PROVIDED, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

    4.  ADMINISTRATION OF THE PLAN.

        (a)  PROCEDURE.

           (i) MULTIPLE ADMINISTRATIVE BODIES. The Plan may be administered by different Committees with respect to different groups of Service Providers.

           (ii) SECTION 162(M). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

          (iii) RULE 16B-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

           (iv) OTHER ADMINISTRATION. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

        (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

           (i) to determine the Fair Market Value;

           (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

          (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

           (iv) to approve forms of agreement for use under the Plan;

           (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

           (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

          (vii) to institute an Option Exchange Program;

         (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

           (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

           (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

           (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

          (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

         (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

        (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

    5. ELIGIBILITY. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

    6.  LIMITATIONS.

        (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the

    Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
    Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

        (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

        (c) The following limitations shall apply to grants of Options:

           (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 100,000 Shares.

           (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 100,000 Shares which shall not count against the limit set forth in subsection
       (i) above.

          (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

           (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

    7. TERM OF PLAN. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

    8. TERM OF OPTION. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten
(10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

    9.  Option Exercise Price and Consideration.

        (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

           (i) In the case of an Incentive Stock Option

               A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

               B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

           (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

        (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

        (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

           (i) cash;

           (ii) check;

          (iii) promissory note;

           (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

           (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

           (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

          (vii) any combination of the foregoing methods of payment; or

         (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

    10.  EXERCISE OF OPTION.

        (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed exercised when the Company receives:
    (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in
    Section 13 of the Plan.

        Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b) TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (c) DISABILITY OF OPTIONEE. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve
    (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (d) DEATH OF OPTIONEE. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (e) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    11.  STOCK PURCHASE RIGHTS.

        (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

        (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

        (c) OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

        (d) RIGHTS AS A SHAREHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

    12. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

    13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

        (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

        (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten
    (10) days prior to such transaction as to all of the

    Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

        (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

    14. DATE OF GRANT. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

    15.  AMENDMENT AND TERMINATION OF THE PLAN.

        (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

        (b) SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

        (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

    16.  CONDITIONS UPON ISSUANCE OF SHARES.

        (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

    17. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    19. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                                    ANNEX B
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                               COMMERCE ONE, INC.
                    1999 EMPLOYEE STOCK PURCHASE PLAN (ESPP)

    The following constitute the provisions of the 1999 Employee Stock Purchase Plan of Commerce One, Inc.

    1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

    2.  DEFINITIONS.

        (a)  "BOARD" shall mean the Board of Directors of the Company.

        (b)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

        (c)  "COMMON STOCK" shall mean the common stock of the Company.

        (d) "COMPANY" shall mean Commerce One, Inc. and any Designated Subsidiary of the Company.

        (e) "COMPENSATION" shall mean all base straight time gross earnings, plus bonus payments, plus paid commissions, but exclusive of payments for overtime, shift premium, and other compensation.

        (f) "DESIGNATED SUBSIDIARY" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

        (g) "EMPLOYEE" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and who is anticipated to work more than five (5) months in any rolling one-year period.. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

        (h) "ENROLLMENT DATE" shall mean the first Trading Day of each Offering Period.

        (i) "EXERCISE DATE" shall mean the last Trading Day of each Purchase Period.

        (j) "FAIR MARKET VALUE" shall mean, as of any date, the value of Common Stock determined as follows:

           (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable;

           (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable;

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board; or

           (iv) For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value shall be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company's Common Stock (the "Registration Statement").

        (k) "OFFERING PERIODS" shall mean the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 15 and November 15 of each year and terminating on the last Trading Day in the periods ending twenty-four months later; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares the Company's Registration Statement effective and ending on the last Trading Day on or before May 15, 2001. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

        (l)  "PLAN" shall mean this 1999 Employee Stock Purchase Plan.

        (m) "PURCHASE PERIOD" shall mean the approximately six-month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

        (n) "PURCHASE PRICE" shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

        (o) "RESERVES" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

        (p) "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

        (q) "TRADING DAY" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

    3.  ELIGIBILITY.

        (a) Any Employee who shall be employed by the Company up to five business days prior to a given Enrollment Date shall be eligible to participate in the Plan.

        (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

    4. OFFERING PERIODS. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 15 and November 15 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares the Company's Registration Statement effective and ending on the last Trading Day on or before May 15, 2001. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

    5.  PARTICIPATION.

        (a) An eligible Employee may become a participant in the Plan by completing a Subscription Agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the subscription deadline date for each applicable Enrollment Date.

        (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

    6.  PAYROLL DEDUCTIONS.

        (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period.

        (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

        (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate; provided, however, that a participant may increase or decrease the rate of his or her payroll deductions only once during each six-month Purchase Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof. The Board may, in its discretion, limit the number of participation rate changes during any Offering or Purchase Period.

        (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

        (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

    7. GRANT OF OPTION. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than 5,000 shares of the Company's Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

    8.  EXERCISE OF OPTION.

        (a) Unless a participant withdraws from the Plan as provided in
    Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

        (b) If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed
    (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or
    (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's shareholders subsequent to such Enrollment Date.

    9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of the shares purchased upon exercise of his or her option.

    10.  WITHDRAWAL.

        (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time up to 30 days before an Exercise Date by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

        (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

    11.  TERMINATION OF EMPLOYMENT.

    Upon a participant's ceasing to be an Employee (i.e., termination date), for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated.

    12. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

    13.  STOCK.

        (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 750,000 shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2000 equal to the lesser of
    (i) 300,000 shares, (ii) 1.5% of the outstanding shares on such date or
    (iii) a lesser amount determined by the Board.

        (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

        (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

    14. ADMINISTRATION. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

    15.  DESIGNATION OF BENEFICIARY.

        (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

        (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

    16. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

    17. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

    18. REPORTS. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

    19. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

        (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company after the closing of the Company's first firmly underwritten public offering of its Common Stock; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

    (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

        (c) MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in
    Section 10 hereof.

    20.  AMENDMENT OR TERMINATION.

        (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

        (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

        (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

           (i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

           (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

          (iii) allocating shares.

    Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

    21. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received via email or in any other form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

    22. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

    23. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten
(10) years unless sooner terminated under Section 20 hereof.

    24. AUTOMATIC TRANSFER TO LOW PRICE OFFERING PERIOD. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

                                   EXHIBIT A

                               COMMERCE ONE, INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT

Original Application                           Enrollment Date:
Change in Payroll Deduction Rate
Change of Beneficiary(ies)

1.                          hereby elects to participate in the Commerce
    One, Inc. 1999 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of % of my Compensation on each payday (from 1 to 15%) during the
    Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to shareholder approval of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in a form as determined by the Company.

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY DISPOSITION OF MY SHARES AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE UPON THE DISPOSITION OF THE COMMON STOCK. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:


BENEFICIARY DESIGNATIONS FOR:
                                               --------------------------------------------
                                               Your Name (please print)

1. ------------------------------------------  --------------------------------------------
 first          middle          last           street address

--------------------------------------------   --------------------------------------------
relationship                                   city         state         zip         country

2. ------------------------------------------  --------------------------------------------
 first          middle          last           street address

--------------------------------------------   --------------------------------------------
relationship                                   city         state         zip         country

3. ------------------------------------------  --------------------------------------------
 first          middle          last           street address

--------------------------------------------   --------------------------------------------
relationship                                   city         state         zip         country

Employee's Name (please print)
                                               ----------------------------------------------------

Employee's Social Security Number:
                                               ----------------------------------------------------

Employee's Address:
                                               ----------------------------------------------------

                                               ----------------------------------------------------

                                               ----------------------------------------------------

    I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated: ---------------------------          -------------------------------------------------------
                                            Signature of Employee

                                            -------------------------------------------------------
                                            Spouse's Signature (If beneficiary other than spouse)

                                   EXHIBIT B

                               COMMERCE ONE, INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                              NOTICE OF WITHDRAWAL

    The undersigned participant in the Offering Period of the Commerce
One, Inc. 1999 Employee Stock Purchase Plan which began on          , 19  (the
"Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

                                               Name and Address of Participant:

                                               --------------------------------------------

                                               --------------------------------------------

                                               --------------------------------------------

                                               Signature:

                                               --------------------------------------------

                                               Date: ---------------------------------------

  [1592 - COMMERCE ONE, INC.] [FILE NAME: COM79B.ELX] [VERSION - 1] [04/12/00]
                                [orig 04/12/00]
                                   DETACH HERE


                                     PROXY

                               COMMERCE ONE, INC.

  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                           STOCKHOLDERS TO BE HELD ON

                            WEDNESDAY, MAY 31, 2000


     The undersigned hereby appoints Peter F. Pervere and Robert M. Tarkoff, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Commerce One, Inc. (the "Company") to be held at the Carr America Conference Center, Tassajara Conference Room, 4400 Rosewood Avenue, Pleasanton, CA 94588 on May 21, 2000 at 11:00 a.m., local time, any adjourments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, AND 5, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THE PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

SEE REVERSE SIDE   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE SIDE

VOTE BY TELEPHONE                                       VOTE BY INTERNET
It's fast, convenient and immediate!                    It's fast, convenient, and your vote is
Call Toll-Free on a Touch-Tone Phone                    immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683)
------------------------------------------------------- -----------------------------------------------------
FOLLOW THESE FOUR EASY                                  FOLLOW THESE FOUR EASY
STEPS:                                                  STEPS:
1. READ THE ACCOMPANYING PROXY STATEMENT                1. READ THE ACCOMPANYING PROXY STATEMENT
    AND PROXY CARD.                                        AND PROXY CARD.

2.   CALL THE TOLL-FREE NUMBER                          2. GO TO THE WEBSITE
     (1-877-779-8683)                                      HTTP://WWW.EPROXYVOTE.COM/CMRC

3.   ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER           3. ENTER YOUR 14-DIGIT VOTER
     LOCATED ON YOUR PROXY CARD                            CONTROL NUMBER
     ABOVE YOUR NAME.                                      LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4.   FOLLOW THE RECORDED INSTRUCTIONS.                  4. FOLLOW THE INSTRUCTIONS PROVIDED.
------------------------------------------------------- -----------------------------------------------------
YOUR VOTE IS IMPORTANT!                                   YOUR VOTE IS IMPORTANT!
CALL 1-877-779-8683 ANYTIME!                              GO TO HTTP://WWW.EPROXYVOTE.COM/CMRC ANYTIME!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

/X/ Please mark votes
as in this example

MANAGEMENT HAS PROPOSED AND RECOMMENDS A VOTE FOR ALL THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE FOR PROPOSALS 2, 3, 4, AND 5.

------------------------------------------------------- -----------------------------------------------------------
                                                                                       FOR     AGAINST     ABSTAIN

                                                        2.   To amend Commerce       /    /    /     /   /      /
                                                             One's 1997
                                                             Incentive Stock
                                                             Option Plan to
                                                             increase the number
                                                             of shares
                                                             available.

                                                        3.  To amend Commerce       /   /     /    /    /     /
                                                            One's 1999 Employee
                                                            Stock Purchase Plan
                                                            to increase the
                                                            number of shares
                                                            available and to
                                                            provide for certain
                                                            annual increases.

                                                        4. To amend Commerce One's  /   /    /    /    /    /
                                                            Amended and Restated
                                                            Certificate of Incorporation
                                                             to increase the
                                                             number of
                                                             authorized shares
                                                             of common stock to
                                                             950 million shares
                                                             and preferred stock
                                                             to 50 million
                                                             shares

                                                        5.   To ratify the         /    /    /     /   /    /
                                                             selection of Ernst
                                                             & Young LLP as
                                                             Commerce One's
                                                             independent
                                                             auditors for 2000

                                                        MARK HERE FOR       /     /     MARK       /     /
                                                        ADDRESS CHANGE                  HERE IF
                                                        AND NOTE AT LEFT                YOU PLAN
                                                                                        TO ATTEND
                                                                                        THE MEETING

                                                        Sign exactly as your name(s) appears on your
1. To elect directors to hold office for three years    certificate. If shares of stock stand of record in
   or until their successors are elected.               the names of two or more persons or in the name of
   Nominees: (01) Thomas J. Gonzales, II (02)           husband and wife, whether as joint tenants or otherwise,
   Robert M. Kimmitt and (03) Jay M. Tenenbaum          both or all of such persons should sign this Proxy. If
                                                        shares of stock are held record by a
FOR ALL   /    /         /    / WITHHELD                corporation, the Proxy should be executed by the
NOMINEES                        FROM ALL                President or Vice President, and by the Secretary
                                NOMINEES                or Assistant Secretary, Executors or administrators or
                                                        other fiduciaries who execute the above Proxy for a
                                                        deceased Stockholder should give their full
/    /   _____________________________                  title. Please date the Proxy.
         For all nominees except as noted above


Signature_____________________ Date:_________           Signature_____________________ Date:_________